Exhibit 16.1


May 18, 2006


Securities and Exchange Commission
100 F Street, N. E.
Washington, D.C. 20549-7561


Dear Sirs/Madams:

We have read Item 4.01 of Pomeroy IT Solutions, Inc.'s Form 8-K/A dated May 18, 2006, and we agree with the statements made therein regarding us.


Very truly yours,


Crowe Chizek and Company LLC